EXHIBIT D

JOINT FILING AGREEMENT

The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on this Schedule and amendments thereto, in accordance with the provisions of Rule 13d-1(d) of the Securities Exchange Act of 1934, as amended.

Date: April 17, 2012

JANET KRAMPE GRUBE GRANTOR RETAINED ANNUITY TRUST DATED JANUARY 31, 2002

By:	/s/ Janet Krampe Grube
Name:Janet Krampe Grube
Title:Trustee

JANET KRAMPE GRUBE GRANTOR RETAINED ANNUITY TRUST DATED MARCH 18, 2004

By:	/s/ Janet Krampe Grube
Name:Janet Krampe Grube
Title:Trustee

JANET KRAMPE GRUBE

By:	/s/ Janet Krampe Grube